EXHIBIT 10.35

AMENDED AND RESTATED PROMISSORY NOTE

(Term Loan)

February 28, 2014

Borrowers:	Black Diamond, Inc., formerly known as Clarus Corporation
Black Diamond Equipment, Ltd.
Black Diamond Retail, Inc.
Everest/Sapphire Acquisition, LLC
Gregory Mountain Products, LLC
POC USA, LLC
PIEPS Service, LLC
BD European Holdings, LLC

Lender: Zions First National Bank

Amount: $10,000,000

Maturity Date: March 8, 2023

For value received, Borrowers promise to pay to the order of Lender at Zions First National Bank Corporate Banking Group, One South Main Street, Suite 200, Salt Lake City, Utah 84133, the sum of $10,000,000 or such other principal balance as may be outstanding hereunder in lawful money of the United States with interest thereon calculated and payable as provided herein.

Definitions

Terms used in the singular shall have the same meaning when used in the plural and vice versa. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. As used in this Amended and Restated Promissory Note (the “Note”), the term:

“Advance” means a disbursement under this Note of $10,000,000 made on the Effective Date.

“Amortization Period” means 120 months after March 8, 2013.

“Dollars” and the sign “$” mean lawful money of the United States.

“Loan Agreement” means the Amended and Restated Loan Agreement dated March 8, 2013 between Lender and Borrowers, together with any exhibits, amendments, addenda, and modifications.

“One Month LIBOR Rate” means the rate per annum quoted by Lender as its One Month LIBOR Rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates as quoted for United States Dollars by Bloomberg or other comparable services selected by Lender. This definition of “One Month LIBOR Rate” is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

“Thirty Day FHLB Rate” means the rate per annum quoted by Lender as Lender’s Thirty Day Federal Home Loan Bank rate based upon the FHLB Seattle rate as quoted in Bloomberg, or on the FHLB Seattle internet web site at www.FHLBsea.com, or other comparable service selected by Lender. The definition of “Thirty Day FHLB Rate” is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. It is not necessarily the lowest rate charged by Lender on its loans. If the Thirty Day FHLB Rate becomes unavailable during the term of this Note, Lender may designate a substitute index after notifying Borrowers.

Interest

Interest shall accrue on the outstanding principal balance hereunder from the date of disbursement until paid, both before and after judgment, on the basis of a 360-day year and actual days elapsed as follows: The One Month LIBOR Rate from time to time in effect, adjusted as of the last day of each calendar month, plus the Applicable Margin.

Notwithstanding the foregoing, if Lender reasonably determines (which determination shall be conclusive) that (i) quotations of interest rates referred to in the definition of Lender’s One Month LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of Lender determining the One Month LIBOR Rate, (ii) the adoption of any applicable law, rule, or regulation or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to offer loans based on the One Month LIBOR Rate, or (iii) the One Month LIBOR Rate does not adequately cover the cost of Lender making or maintaining advances based on the One Month LIBOR Rate, then Lender shall give notice thereof to Borrowers, whereupon until Lender notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the interest rate hereunder shall be converted to a variable rate computed on the basis of a 360 day year and actual days elapsed equal to the Thirty Day FHLB Rate plus the Applicable Margin from time to time in effect, adjusted as of the date of any change in the Thirty Day FHLB Rate.

The foregoing Applicable Margin above the One Month LIBOR Rate or Thirty Day FHLB Rate shall adjust on the first day of each month following the later of the due date or date of receipt of the quarterly or annual financial statements to be provided by Borrowers pursuant to the Loan Agreement.

Notwithstanding the foregoing, in no case shall the interest rate hereunder be less than 3.25% per annum, regardless of Borrowers’ Senior Net Debt to Trailing Twelve Month EBITDA ratio and regardless of the One Month LIBOR Rate or Thirty Day FHLB Rate.

Term Loan

This Note shall be an amortizing term loan. Amounts borrowed and repaid may not be re-advanced or re-borrowed by Borrowers. All amounts owing under this Note shall be due and payable in full by Borrower upon maturity, whether at the stated maturity date, upon acceleration thereof, or upon renewal or extension thereof.

Lender acknowledges that as of the date hereof, the outstanding principal amount of this Note is $9,236,596.40.

Payment Terms

Principal and interest on the Advance shall be payable in monthly installments in an amount sufficient to fully amortize the Advance by the end of the Amortization Period based on a mortgage-style amortization of the principal amount of such Advance, commencing April 1, 2013, and on the same day of each month thereafter. All principal and unpaid interest shall be paid in full on the Maturity Date.

All payments shall be applied (a) first, to reimbursable fees, late charges, costs and expenses payable by Borrowers under the Loan Agreement or any of the other Loan Documents, (b) second, to accrued interest and (c) the remainder, if any, to principal.

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Prepayment

Borrowers may prepay all or any portion of this Note at any time. Any prepayments shall reduce or excuse the last installment payments owing. All scheduled installment payments shall remain due and owing as scheduled until all outstanding principal has been paid in full.

In the event of prepayment, Borrowers shall make Lender whole and Borrowers shall pay to Lender all reasonable and documented out-of-pocket costs incurred by Lender in connection with such prepayment and compensate Lender for any loss and any breakage costs arising from the re-employment of funds at rates lower than the rate provided by this Note, cost to Lender of such funds, any interest or fees payable by Lender to lenders of funds obtained by them in order to make or maintain the loan evidenced by this Note and any related costs.

General

This Note is made in accordance with, governed by, and deemed to be a promissory note under, and subject to all terms and conditions of, the Loan Agreement and, upon a Collateral Triggering Event, is secured by Collateral identified in and contemplated by the Loan Agreement.

Upon an Event of Default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at the Default Rate from the date when due until paid, both before and after judgment.

If an Event of Default occurs, time being the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

If an Event of Default occurs, Borrowers agree to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Borrowers acknowledge that by execution and delivery of this Note Borrowers have transacted business in the State of Utah and Borrowers voluntarily submit to, consent to, and waive any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Note. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER AND EXCEPT AS PROVIDED IN THE ARBITRATION PROVISIONS IN THE LOAN AGREEMENT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS NOTE. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS NOTE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

All obligations of Borrowers under this Note shall be joint and several.

Borrowers and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

This Amended and Restated Promissory Note (Term Loan) amends, restates, replaces and supersedes in its entirety, but does not extinguish or novate, that certain Promissory Note (Term Loan) dated March 8, 2013, executed by Borrowers, and any previous renewals, modifications or amendments thereof (the “Prior Note”). All accrued but unpaid interest evidenced by the Prior Note shall continue to be due and payable until paid.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Promissory Note (Term Loan) and it becomes effective as of the day and year first set forth above.

Borrowers:

Black Diamond Equipment, Ltd.

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Secretary

Black Diamond Retail, Inc.

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Secretary

Black Diamond, Inc.

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer, Treasurer and Secretary

Everest/Sapphire Acquisition, LLC

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Treasurer and Secretary

Gregory Mountain Products, LLC

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Treasurer

POC USA, LLC

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Treasurer and Secretary

BD European Holdings, LLC

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Treasurer and Secretary

PIEPS Service, LLC

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Treasurer and Secretary